    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2002

                                               REGISTRATION NO.
                                                               -----------------

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                ----------------

                       CORTELCO SYSTEMS PUERTO RICO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              PUERTO RICO                                  66-0567491
    (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)


                      1550 PONCE DE LEON AVENUE, SUITE 100
                           SAN JUAN, PUERTO RICO 00926
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (787) 758-0000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                           COPIES OF NOTICES AND OTHER
                       COMMUNICATIONS SHOULD BE SENT TO:

Lanny N. Lambert, Chief Financial Officer    Jackie Prester, Esq.
eOn Communications Corporation               Baker, Donelson, Bearman & Caldwell
4105 Royal Drive NW                          165 Madison Avenue
Kennesaw, GA 30144                           Memphis, TN 38103
(770) 423-2200                               (901) 577-8114

                                ----------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


Title of Each Class to be so Registered:      Name of Each Exchange on Which
                                              Each Class is to be Registered:

None.                                         None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     Common Stock, par value $0.01 per share


================================================================================

                       CORTELCO SYSTEMS PUERTO RICO, INC.


I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

Our Information Statement may be found as Exhibit 99.1 to the Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item
No.                     Item Caption                       Location in Information Statement
----  -----------------------------------------       -----------------------------------------------
  1.  Business                                        "Summary," "The Distribution," "Risk Factors,"
                                                      "Special Note Regarding Forward-Looking Statements,"
                                                      "Management's Discussion and Analysis of Financial
                                                      Condition and Results of Operations," "Business," and
                                                      "Relationship Between eOn and Our Company After the
                                                      Distribution"

  2.  Financial Information                           "Summary," "Selected Financial Data," "Management's
                                                      Discussion and Analysis of Financial Condition and
                                                      Results of Operations," "Quarterly Financial Data
                                                      (Unaudited)," Quantitative and Qualitative
                                                      Disclosures about Market Risk", and "Financial
                                                      Statements of Cortelco Systems Puerto Rico, Inc."

  3.  Properties                                      "Business--Facilities"

  4.  Security Ownership of Certain                   "The Distribution," Management," and "Beneficial
      Beneficial Owners and Management                Ownership of Our Common Stock"

  5.  Directors and Executive Officers                "Management"

  6.  Executive Compensation                          "Management" and "Beneficial Ownership of Our Common
                                                      Stock"

  7.  Certain Relationships and Related               "Summary" and "Relationship Between eOn and Our
      Transactions                                    Company after the Distribution"

  8.  Legal Proceedings                               "Business - Legal Proceedings"

  9.  Market Price of and Dividends on                "The Distribution," "Dividend Policy," and
      the Registrant's Common Equity                  "Description of Capital Stock"
      and Related Stockholder Matters

 10.  Recent Sales of Unregistered Securities         Not Applicable

Item
No.                     Item Caption                       Location in Information Statement
----  -----------------------------------------       -----------------------------------------------
11.  Description of Registrant's                      "The Distribution," "Dividend Policy," and
     Securities to be Registered                      "Description of Capital Stock"

12.  Indemnification of Directors and                 "Management"
     Officers

13.  Financial Statements and                         "Summary," "Selected Financial Data," "Quarterly
     Supplementary Data                               Financial Data (Unaudited)," and "Financial
                                                      Statements of Cortelco Systems Puerto Rico, Inc."

14.  Changes In and Disagreements                     Not Applicable
     with Accountants on Accounting and
     Financial Matters

15. (a) (1) Financial Statements                      "Financial Statements of Cortelco Systems Puerto
                                                      Rico, Inc.", "Financial Statements of Cortelco Puerto
                                                      Rico, Inc. (Predecessor),", "Financial Statements of
                                                      Ochoa Telecom, Inc.", and "Unaudited Pro Forma
                                                      Combined Financial Information"

        (2) Financial Statement Schedules             "Independent Auditors' Report," "Valuation and
                                                      Qualifying Accounts"

II.   INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 15(b). Exhibits. The following documents are filed as exhibits to this Form 10:


      Exhibit
        No.                           Description
      --------                        -----------

         2.1 Distribution Agreement dated as of January 30, 2002, between eOn and CSPR.

         2.2 Employee Matters Agreement dated as of January 30, 2002 between eOn and CSPR.

         2.3 Confidential Disclosure Agreement dated as of January 30, 2002 between eOn and CSPR.

         3.1      Amended and Restated Certificate of Incorporation of CSPR.

         3.2      Amended and Restated Bylaws of CSPR.

         4.1      Amended and Restated Certificate of Incorporation of CSPR
                  (filed as Exhibit 3.1).

         4.2      Amended and Restated Bylaws of CSPR (filed as Exhibit 3.2).

         4.3* Form of certificate representing common stock, par value $0.01 per share, of CSPR.

         10.1 Distribution Agreement dated as of January 30, 2002, between eOn and CSPR (filed as Exhibit 2.1).

         10.2 Employee Matters Agreement dated as of January 30, 2002 between eOn and CSPR (filed as Exhibit 2.2).

         10.3 Confidential Disclosure Agreement dated as of January 30, 2002 between eOn and CSPR (filed as Exhibit 2.3).

         10.4     CSPR 2002 Equity Incentive Plan.

         10.5     Lease Agreement dated as of March 1, 1999, between CSPR and
                  Cortelco Puerto Rico, Inc.

         10.6(a)  Sales Agency Agreement dated as of December 19, 1995, between
                  Celulares Telefonica, Inc. and CSPR (Spanish).

         10.6(b)  Sales Agency Agreement dated as of December 19, 1995, between
                  Celulares Telefonica, Inc. and CSPR (English translation).

         10.7 Mitel Caribbean VAR Agreement dated as of December 7, 2001, between Mitel Networks, Inc. and CSPR.

         10.8     Asset Purchase Agreement dated as of May 14, 2001, between
                  CSPR and Ochoa Telecom, Inc.

         99.1     Information Statement dated [           ], 2002.

* To be filed by amendment.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CORTELCO SYSTEMS PUERTO RICO, INC.

                                   By:         /s/ Sergio R. Moren
                                      -----------------------------------------
                                               Sergio R. Moren
                                       President and Chief Executive Officer

Date: February 12, 2002

                                INDEX TO EXHIBITS

       Exhibit
         No.                          Description
        -----                         --------------

         2.1 Distribution Agreement dated as of January 30, 2002, between eOn and CSPR.

         2.2 Employee Matters Agreement dated as of January 30, 2002 between eOn and CSPR.

         2.3 Confidential Disclosure Agreement dated as of January 30, 2002 between eOn and CSPR.

         3.1      Amended and Restated Certificate of Incorporation of CSPR.

         3.2      Amended and Restated Bylaws of CSPR.

         4.1      Amended and Restated Certificate of Incorporation of CSPR
                  (filed as Exhibit 3.1).

         4.2      Amended and Restated Bylaws of CSPR (filed as Exhibit 3.2).

         4.3* Form of certificate representing common stock, par value $.01 per share, of CSPR.

         10.1 Distribution Agreement dated as of January 30, 2002, between eOn and CSPR (filed as Exhibit 2.1).

         10.2 Employee Matters Agreement dated as of January 30, 2002 between eOn and CSPR (filed as Exhibit 2.2).

         10.3 Confidential Disclosure Agreement dated as of January 30, 2002 between eOn and CSPR (filed as Exhibit 2.3).

         10.4     CSPR 2002 Equity Incentive Plan.

         10.5     Lease Agreement dated as of March 1, 1999, between CSPR and
                  Cortelco Puerto Rico, Inc.

         10.6(a)  Sales Agency Agreement dated as of December 19, 1995, between
                  Celulares Telefonica, Inc. and CSPR (Spanish).

         10.6(b)  Sales Agency Agreement dated as of December 19, 1995, between
                  Celulares Telefonica, Inc. and CSPR (English translation).

         10.7 Mitel Caribbean VAR Agreement dated as of December 7, 2001, between Mitel Networks, Inc. and CSPR.

         10.8     Asset Purchase Agreement dated as of May 14, 2001, between
                  CSPR and Ochoa Telecom, Inc.

         99.1     Information Statement dated [           ], 2002.

* To be filed by amendment.